EXHIBIT 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2005 FOURTH QUARTER AND FULL YEAR RESULTS
•	Rail 2005 net income up 35%, fundamentals remain strong

•	Positive consolidated earnings outlook for 2006
     CHICAGO, January 26 — GATX Corporation (NYSE:GMT) today announced 2005 fourth quarter and full year results. For the 2005 fourth quarter, GATX reported a net loss from continuing operations of $112.3 million or $2.22 per diluted share. Results reflect an after-tax charge of $119.9 million or $2.37 per diluted share related to a previously announced write-down of air assets targeted for sale and $9.9 million or $.19 per diluted share of expenses associated with the repatriation of foreign earnings. Net income from continuing operations for the 2004 fourth quarter was $70.9 million or $1.23 per diluted share, which included an after-tax gain of $37.8 million or $.63 per diluted share from the sale of GATX’s Staten Island property and after-tax benefits of $14.5 million or $.24 per diluted share from a tax refund.
     For the full year ending December 31, 2005, GATX reported a net loss from continuing operations of $15.1 million or $.30 per diluted share, which included the aforementioned air charges ($119.9 million or $2.39 per diluted share) and foreign earnings repatriation ($9.9 million or $.20 per diluted share). Income from continuing operations for the full year 2004 was $158.5 million or $2.86 per diluted share and included after-tax gains of $37.8 million or $.63 per diluted share from the aforementioned property sale, $31.5 million or $.52 per diluted share from insurance recoveries and $16.9 million or $.28 per diluted share of tax benefits including the abovementioned refund and other favorable tax adjustments.
     Brian A. Kenney, president and CEO of GATX, stated, “Our fourth quarter and full year financial results reflect the charge resulting from our recent decision to sell approximately $450 million of older aircraft in our portfolio. This decision will focus our Air business on our newer aircraft, enable us to allocate more resources to pursue aircraft management initiatives, and should provide a less volatile, higher risk-adjusted return in our Air business. While it is disappointing that this charge causes a net loss for 2005, the operating performance of our Rail and Specialty businesses continued to improve. In addition, we invested over $520 million in new assets while maintaining a disciplined approach in a competitive investment market.

     “We enter 2006 building on the solid operational momentum of the past year. Rail’s 2005 net income increased 35% from 2004 due to increasing lease rates, high utilization, effective management of fleet turnover and maintenance costs, the expansion of the locomotive fleet, and improved contribution from our European operations. We also selectively extended lease terms in our rail portfolio, which should help temper the volatility from lease rate changes in the future. Although new railcar prices remain high and the competition for railcars in the secondary market is intense, we were able to invest $403 million in 2005. Looking ahead, we expect average lease rates to continue to increase versus expiring rates in 2006. Based on this revenue momentum, complemented by a growing contribution from railcar investments in recent years, we expect a significant increase in Rail’s 2006 net income over 2005.
     “The results in Air were down from the prior year, reflecting the charge related to the air assets targeted for sale. The air market continues to improve and we are positioning our fleet to take advantage of these conditions. Additionally, we expanded our aircraft management initiatives as evidenced by the increase in fee income in 2005. In 2006, we expect Air’s net income to increase substantially as we renew aircraft at higher lease rates and further expand fee income.
     “Specialty’s income improved from the prior year, due in part to significant remarketing income from both our owned and managed portfolios. Income from our marine joint ventures outpaced our expectations during the year as vessel utilization and charter rates remained high. We maintained our investment discipline in growing our marine and industrial equipment assets, investing $93 million in 2005. In 2006, we expect Specialty’s net income to decline as we do not foresee the same level of remarketing gains we experienced in 2005.”
     Mr. Kenney concluded, “On a consolidated basis, we expect GAAP net income from continuing operations to be in the range of $2.60-$2.70 per diluted share in 2006. This outlook includes benefits of $.20 per diluted share from discontinuing depreciation expense on certain air assets classified as “held for sale” in accordance with GAAP, and other non-operating items. The major risks to this forecast include the effects of continued high fuel prices on our customer base and volatility in the air market.”
GATX RAIL
     GATX Rail reported net income of $17.9 million in the fourth quarter of 2005, compared to $15.8 million in the prior year period. For the full year 2005, GATX Rail reported $81.7 million in net income versus $60.4 million in 2004. The 2005 fourth quarter and full year results incorporate $5.3 million of taxes associated with the repatriation of foreign earnings. Net income increased year over year primarily due to an increased number of cars on lease, higher average lease rates, incremental income from the expansion of the locomotive fleet and improved contributions from European operations.
     At December 31, 2005, Rail’s North American fleet totaled approximately 108,000 cars. North American fleet utilization was 98%, flat with year end 2004 and each quarter in 2005. During the fourth quarter, lease renewal pricing on a basket of Rail’s most common car types increased approximately 14% over expiring lease rates. This compares to increases of 8% in the fourth quarter of 2004 and 11% in the third quarter of 2005. For the full year, lease renewals in this basket were up 10% over the prior lease rate, compared to a 3% increase for the full year 2004.
     In 2005, GATX Rail acquired 5,400 cars compared to 6,236 cars in 2004. Rail scrapped or sold nearly 4,100 cars in 2005, versus approximately 4,700 in 2004, with the net effect of growing the North American fleet by over 1,300 cars in 2005.
     In macroeconomic data related to GATX Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 81% at year end, up from 80% at the end of 2004. Backlogs at the railcar manufacturers increased to more than 69,000 cars at the end of 2005, up from approximately 59,000 at year end 2004. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads (AAR), increased 0.9% over 2004. Chemical shipments, which accounted for 9% of total non-intermodal U.S. rail carloadings, were down 1.4% in 2005 versus the prior year.
GATX AIR
     GATX Air reported a net loss of $119.3 million in the fourth quarter of 2005 compared to net income of $0.2 million in the prior year period. For full year 2005, GATX Air reported a net loss of $109.2 million compared to net income of $9.8 million in 2004. As noted previously, the fourth quarter and full year results at Air reflect a $119.9 million after-tax charge for the write-down of air assets targeted for sale. Sales of targeted aircraft are expected to be substantially complete by the end of 2006. Additionally, Air’s 2005 fourth quarter and full year results reflect GATX’s share of aircraft impairment ($6.1 million, after-tax) related to older 737-300 aircraft on lease to Delta Airlines, which was recorded at Pembroke, a 50%-owned affiliate.

     Utilization of the owned fleet was 99% at December 31, 2005 and lease rates on certain aircraft types continued to recover. In 2005, fee income increased $3.3 million due to higher management fees from third party aircraft remarketing engagements.
     GATX Air has a large remarketing calendar in 2006 and expects that many aircraft up for lease renewal or placement should experience lease rate increases.
     An updated slide presentation summarizing the GATX Air portfolio and market data is available at www.gatx.com.
GATX SPECIALTY FINANCE
     GATX Specialty Finance reported net income of $2.4 million in the fourth quarter of 2005 compared to $9.2 million in the prior year period. Specialty reported net income for the full year 2005 of $49.4 million compared to $40.6 million in 2004.
     The 2005 results reflect strong performance in the shipping joint ventures and significant remarketing income. Charter rates and utilization in each of our shipping joint ventures increased versus the prior year. Specialty remarketing income increased by $5.3 million in 2005 over 2004, including a $12.8 million residual sharing fee in the second quarter from a transaction in the managed portfolio. In addition, lease income steadily improved throughout 2005 and new industrial equipment finance assets were added to the portfolio.
     The Specialty portfolio currently consists of over $438 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $556 million.
CREDIT STATISTICS
     For the full year, net charge-offs and impairments totaled $88.6 million versus $14.4 million in 2004. Charge-offs and impairments include $73.9 million related to wholly-owned air assets targeted for sale. Non-performing investments (lease receivables, finance leases, operating lease assets and loans) at the end of the 2005 fourth quarter totaled $42.0 million, compared to $57.2 million at the end of 2004.
DISCONTINUED OPERATIONS
     In the second quarter of 2004, GATX completed the sale of substantially all its technology leasing assets. The technology leasing segment is accounted for as a discontinued operation in all periods presented.

COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, air, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
     GATX Corporation will host a teleconference to discuss 2005 fourth quarter and full year results. Teleconference details are as follows:
Thursday, January 26th
11:00 A.M. Eastern Time
Domestic Dial-In:       1-800-706-6082
International Dial-In: 1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 4340471
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
UPDATE ON AIR PORTFOLIO
GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.
FORWARD-LOOKING STATEMENTS
Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in other of our filings with the SEC, including our Annual Report on Form 10-K. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(01/26/06)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2005	2004	2005	2004
Gross Income
Lease income	$226.3	$212.5	$878.4	$790.3
Marine operating revenue	44.9	35.6	138.3	111.8
Interest income	0.9	2.5	10.0	17.8
Asset remarketing income	1.3	4.3	43.7	36.5
Gain on sale of securities	0.6	0.7	7.4	4.1
Fees	6.0	6.2	17.7	20.9
Other	20.3	88.7	67.9	185.5

Revenues	300.3	350.5	1,163.4	1,166.9
Share of affiliates’ (losses) earnings	(109.6)	14.0	(26.2)	65.2

Total Gross Income	190.7	364.5	1,137.2	1,232.1

Ownership Costs
Depreciation	50.9	52.4	202.7	194.6
Interest, net	41.7	42.5	164.7	162.4
Operating lease expense	46.2	43.1	187.0	173.6

Total Ownership Costs	138.8	138.0	554.4	530.6

Other Costs and Expenses
Maintenance expense	53.0	49.9	194.9	189.2
Marine operating expenses	36.6	28.5	108.9	87.7
Other operating expenses	10.6	8.0	51.9	42.2
Debt extinguishment costs	5.0	—	16.9	—
Selling, general and administrative	46.0	43.9	167.5	163.3
Reversal of provision for possible losses	(0.1)	(4.0)	(6.3)	(13.7)
Asset impairment charges	79.3	2.0	86.0	3.4
Fair value adjustments for derivatives	(0.8)	2.6	(9.2)	2.7

Total Other Costs and Expenses	229.6	130.9	610.6	474.8

(Loss) Income from Continuing Operations before Income Taxes	(177.7)	95.6	(27.8)	226.7
Income Tax (Benefit) Provision	(65.4)	24.7	(12.7)	68.2

(Loss) Income from Continuing Operations	(112.3)	70.9	(15.1)	158.5

Discontinued Operations
Operating results, net of taxes	0.4	(0.2)	0.8	18.3
Gain (loss) on sale of segment, net of taxes	—	0.5	—	(7.2)

Total Discontinued Operations	0.4	0.3	0.8	11.1

Net (Loss) Income	$(111.9)	$71.2	$(14.3)	$169.6

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2005	2004	2005	2004
Per Share Data
Basic:
(Loss) Income from continuing operations	$(2.22)	$1.43	$(0.30)	$3.21
Income from discontinued operations	0.01	0.01	0.01	0.23

Total	$(2.21)	$1.44	$(0.29)	$3.44

Average number of common shares (in thousands)	50,613	49,464	50,106	49,348

Diluted:
(Loss) Income from continuing operations	$(2.22)	$1.23	$(0.30)	$2.86
Income from discontinued operations	0.01	0.01	0.01	0.18

Total	$(2.21)	$1.24	$(0.29)	$3.04

Average number of common shares and common share equivalents (in thousands)	50,613	60,354	50,106	60,082

Dividends declared per common share	$0.20	$0.20	$0.80	$0.80

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	December 31
	2005	2004
Assets

Cash and Cash Equivalents	$106.0	$63.4
Restricted Cash	53.1	60.0

Receivables
Rent and other receivables	87.2	77.0
Finance leases	336.5	285.9
Loans	38.7	89.2
Less — allowance for possible losses	(13.1)	(22.1)

	449.3	430.0

Operating Lease Assets, Facilities and Other
Rail	3,728.1	3,847.9
Air	1,298.9	1,724.1
Specialty	90.8	65.4
Other	234.9	212.3
Less — allowance for depreciation	(1,891.1)	(1,924.1)

	3,461.6	3,925.6

Investments in Affiliated Companies	667.3	718.6
Goodwill	86.0	93.9
Other Investments	212.8	79.0
Other Assets	208.4	242.4

Total Assets	$5,244.5	$5,612.9

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$177.4	$180.0

Debt
Commercial paper and bank credit facilities	57.0	72.1
Recourse	2,715.4	2,887.1
Nonrecourse	37.7	93.5
Capital lease obligations	62.5	79.4

	2,872.6	3,132.1

Deferred Income Taxes	684.2	721.0
Other Liabilities	486.7	498.9

Total Liabilities	4,220.9	4,532.0
Total Shareholders’ Equity	1,023.6	1,080.9

Total Liabilities and Shareholders’ Equity	$5,244.5	$5,612.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2005
(In Millions)

						GATX
	Rail	Air		Specialty	Other	Consolidated
Gross Income
Lease income	$187.1	$30.3		$8.9	$—	$226.3
Marine operating revenue	—	—		—	44.9	44.9
Interest income	—	0.2		0.7	—	0.9
Asset remarketing income	0.2	0.2		0.9	—	1.3
Gain on sale of securities	—	—		0.6	—	0.6
Fees	0.4	5.0		0.6	—	6.0
Other	18.5	0.2		0.6	1.0	20.3

Revenues	206.2	35.9		12.3	45.9	300.3
Share of affiliates’ earnings (losses)	3.3	(118.2	)(a)	5.3	—	(109.6)

Total Gross Income	209.5	(82.3)		17.6	45.9	190.7

Ownership Costs
Depreciation	33.1	14.4		1.1	2.3	50.9
Interest, net	20.4	16.0		4.0	1.3	41.7
Operating lease expense	44.8	0.5		1.0	(0.1)	46.2

Total Ownership Costs	98.3	30.9		6.1	3.5	138.8

Other Costs and Expenses
Maintenance expense	52.7	0.2		0.1	—	53.0
Marine operating expenses	—	—		—	36.6	36.6
Other operating expenses	5.6	0.3		3.6	1.1	10.6
Debt extinguishment costs	5.0	—		—	—	5.0
Selling, general and administrative	19.4	6.3		2.2	18.1	46.0
Provision (reversal) for possible losses	0.2	—		0.4	(0.7)	(0.1)
Asset impairment charges	0.4	77.2		1.7	—	79.3
Fair value adjustments for derivatives	0.2	—		(0.2)	(0.8)	(0.8)

Total Other Costs and Expenses	83.5	84.0		7.8	54.3	229.6

Income (Loss) from Continuing Operations before Income Taxes	27.7	(197.2)		3.7	(11.9)	(177.7)
Income Tax Provision (Benefit)	9.8	(77.9)		1.3	1.4	(65.4)

Income (Loss) from Continuing Operations	$17.9	$(119.3)		$2.4	$(13.3)	$(112.3)

(a)	Includes impairment charges of $133.3 million

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2004
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$174.4	$29.9	$8.2	$—	$212.5
Marine operating revenue	—	—	—	35.6	35.6
Interest income	—	0.1	2.3	0.1	2.5
Asset remarketing income	1.3	1.9	1.0	0.1	4.3
Gain on sale of securities	—	—	0.7	—	0.7
Fees	1.0	2.0	3.2	—	6.2
Other	16.8	0.9	0.4	70.6	88.7

Revenues	193.5	34.8	15.8	106.4	350.5
Share of affiliates’ earnings	3.7	2.3	8.0	—	14.0

Total Gross Income	197.2	37.1	23.8	106.4	364.5

Ownership Costs
Depreciation	33.1	16.1	1.0	2.2	52.4
Interest, net	22.4	13.1	5.9	1.1	42.5
Operating lease expense	41.2	0.9	1.0	—	43.1

Total Ownership Costs	96.7	30.1	7.9	3.3	138.0

Other Costs and Expenses
Maintenance expense	49.9	—	—	—	49.9
Marine operating expenses	—	—	—	28.5	28.5
Other operating expenses	6.7	1.0	—	0.3	8.0
Selling, general and administrative	19.6	5.7	1.5	17.1	43.9
Reversal of provision for possible losses	(1.5)	(0.1)	(1.7)	(0.7)	(4.0)
Asset impairment charges	1.2	0.4	0.5	(0.1)	2.0
Fair value adjustments for derivatives	—	—	1.4	1.2	2.6

Total Other Costs and Expenses	75.9	7.0	1.7	46.3	130.9

Income from Continuing Operations before Income Taxes	24.6	—	14.2	56.8	95.6
Income Tax Provision (Benefit)	8.8	(0.2)	5.0	11.1	24.7

Income from Continuing Operations	$15.8	$0.2	$9.2	$45.7	$70.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2005
(In Millions)

						GATX
	Rail	Air		Specialty	Other	Consolidated
Gross Income
Lease income	$729.4	$117.6		$31.4	$—	$878.4
Marine operating revenue	—	—		—	138.3	138.3
Interest income	—	0.6		7.5	1.9	10.0
Asset remarketing income	13.3	2.3		28.1	—	43.7
Gain on sale of securities	0.6	—		6.8	—	7.4
Fees	1.7	12.6		3.4	—	17.7
Other	63.2	0.5		2.9	1.3	67.9

Revenues	808.2	133.6		80.1	141.5	1,163.4
Share of affiliates’ earnings (losses)	16.3	(85.8	)(a)	43.3	—	(26.2)

Total Gross Income	824.5	47.8		123.4	141.5	1,137.2

Ownership Costs
Depreciation	132.1	59.8		4.2	6.6	202.7
Interest, net	81.9	59.0		18.0	5.8	164.7
Operating lease expense	176.2	7.0		4.1	(0.3)	187.0

Total Ownership Costs	390.2	125.8		26.3	12.1	554.4

Other Costs and Expenses
Maintenance expense	193.3	0.8		0.8	—	194.9
Marine operating expenses	—	—		—	108.9	108.9
Other operating expenses	33.2	1.7		9.9	7.1	51.9
Debt extinguishment costs	5.0	—		—	11.9	16.9
Selling, general and administrative	73.0	25.9		7.7	60.9	167.5
Reversal of provision for possible losses	(0.5)	(0.7)		(2.3)	(2.8)	(6.3)
Asset impairment charges	5.6	77.2		3.2	—	86.0
Fair value adjustments for derivatives	0.2	—		(2.5)	(6.9)	(9.2)

Total Other Costs and Expenses	309.8	104.9		16.8	179.1	610.6

Income (Loss) from Continuing Operations before Income Taxes	124.5	(182.9)		80.3	(49.7)	(27.8)
Income Tax Provision (Benefit)	42.8	(73.7)		30.9	(12.7)	(12.7)

Income (Loss) from Continuing Operations	$81.7	$(109.2)		$49.4	$(37.0)	$(15.1)

(a)	Includes impairment charges of $133.3 million

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2004
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$659.5	$101.0	$29.8	$—	$790.3
Marine operating revenue	—	—	—	111.8	111.8
Interest income	—	0.3	17.4	0.1	17.8
Asset remarketing income	8.1	5.5	22.8	0.1	36.5
Gain on sale of securities	—	—	4.1	—	4.1
Fees	4.0	9.3	7.6	—	20.9
Other	58.3	2.6	2.7	121.9	185.5

Revenues	729.9	118.7	84.4	233.9	1,166.9
Share of affiliates’ earnings	16.6	26.2	22.4	—	65.2

Total Gross Income	746.5	144.9	106.8	233.9	1,232.1

Ownership Costs
Depreciation	124.2	59.5	4.2	6.7	194.6
Interest, net	77.7	42.0	26.2	16.5	162.4
Operating lease expense	166.0	3.8	4.1	(0.3)	173.6

Total Ownership Costs	367.9	105.3	34.5	22.9	530.6

Other Costs and Expenses
Maintenance expense	186.8	1.6	0.8	—	189.2
Marine operating expenses	—	—	—	87.7	87.7
Other operating expenses	34.1	2.4	3.7	2.0	42.2
Selling, general and administrative	70.7	21.5	8.7	62.4	163.3
Reversal of provision for possible losses	(2.3)	(0.6)	(9.4)	(1.4)	(13.7)
Asset impairment charges	1.2	0.4	1.6	0.2	3.4
Fair value adjustments for derivatives	—	—	1.5	1.2	2.7

Total Other Costs and Expenses	290.5	25.3	6.9	152.1	474.8

Income from Continuing Operations before Income Taxes	88.1	14.3	65.4	58.9	226.7
Income Taxes	27.7	4.5	24.8	11.2	68.2

Income from Continuing Operations	$60.4	$9.8	$40.6	$47.7	$158.5

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	12/31/2005	12/31/2004

Total Continuing Assets, Excluding Cash (a)	$6,371.6	$6,726.8
Reservable Assets	462.4	452.1
Investment Volume (Quarter)	185.3	243.2
(Year to Date)	520.5	760.0

Allowance for Losses	13.1	22.1
Allowance for Losses as a Percentage of Reservable Assets	2.8%	4.9%

Net Charge-Offs and Asset Impairments	88.6	14.4
Net Charge-Offs/Impairments as a Percentage of Average Total Assets	1.4%	0.2%

Non-performing Investments	42.0	57.2

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	(49.0)	8.7
Debt:
On Balance Sheet
Recourse	2,715.4	2,887.1
Nonrecourse	37.7	93.5

Off Balance Sheet
Recourse	984.9	937.3
Nonrecourse	301.3	311.4

Capital Lease Obligations	62.5	79.4

Total Borrowings, Net of Unrestricted Cash	4,052.8	4,317.4
Total Recourse Debt	3,713.8	3,912.5
Shareholders’ Equity and Allowance for Losses	1,036.7	1,103.0

Recourse Leverage	3.6	3.5

Asset Remarketing Income
Disposition gains on owned assets	26.1	25.3
Residual sharing fees	17.6	11.2

	43.7	36.5

Railcar Data	Full Year
North American Fleet Utilization	98%	98%

Beginning Fleet Size	106,819	105,248
Additions	5,400	6,236
Scrapped/Sold	(4,068)	(4,665)

Ending Fleet Size	108,151	106,819

(a)	Includes Off Balance Sheet Assets